EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Iteris, Inc. of our report dated June 28, 2006 relating to our audit of the consolidated financial statements and financial statement schedule incorporated by reference in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP
Irvine, California
August 17, 2006